Exhibit 4.4

EXECUTION VERSION

SHAREHOLDERS AGREEMENT

by and between

MINISO GROUP HOLDING LIMITED

YE GUOFU

YANG YUNYUN

LI MINXIN

PERSONS LISTED ON SCHEDULE I

MINISO (GUANGZHOU) CO., LTD. (名创优品（广州）有限责任公司)

MINISO INVESTMENT HONG KONG LIMITED (名创优品投资香港有限公司)

TENCENT MOBILITY LIMITED

EASY LAND LIMITED

and

HH SPR-XIV HOLDINGS LIMITED

Dated February 26, 2020

Table of Contents

		Page
Article I

DEFINITIONS

Section 1.01	Definitions	2
Section 1.02	Interpretation	9

Article II

CORPORATE GOVERNANCE

Section 2.01	Composition of the Board	9
Section 2.02	Removal	10
Section 2.03	Vacancies	10
Section 2.04	Director Limitation of Liability; Expenses	11
Section 2.05	Directors’ Access	11
Section 2.06	Action by the Board	11
Section 2.07	Board Reserved Matters – Unanimous Approval	12
Section 2.08	Board Reserved Matters – Majority Approval	13
Section 2.09	Shareholder Reserved Matters	15
Section 2.10	Senior Management	16
Section 2.11	Termination	16

Article III

GENERAL PROVISIONS ON TRANSFER

Section 3.01	General Restrictions on Transfer	16
Section 3.02	Permitted Transfer	16
Section 3.03	Restrictions on Founder Transfer	16
Section 3.04	No Avoidance	17
Section 3.05	Termination	17

Article IV

RIGHT OF FIRST REFUSAL; CO-SALE RIGHTS

Section 4.01	Right of First Refusal	17
Section 4.02	Co-Sale Rights	18
Section 4.03	Termination	19

Article V

PREEMPTIVE RIGHTS

Section 5.01	General	19
Section 5.02	New Securities	20
Section 5.03	Procedures	20
Section 5.04	Termination	21

ii

Section 9.11	Severability	31
Section 9.12	Equitable Remedies	31
Section 9.13	Aggregation of Shares	31
Section 9.14	Further Assurances	32
Section 9.15	Supremacy	32
Section 9.16	Counterparts	32
Section 9.17	Several and Not Joint	32

SCHEDULES AND ANNEXES

Schedule I Original Shareholders

Schedule II Tencent Restricted Persons

Schedule III Address for Notices

Schedule IV Capitalization Table

Annex A Deed of Adherence

Annex B Memorandum and Articles

Annex C Registration Rights

iii

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”), dated February 26, 2020, is entered into by and between:

(i)    MINISO Group Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”);

(ii)    Ye Guofu, a citizen of the PRC with national identity card number 420381197711113939;

(iii)    Yang Yunyun, a citizen of the PRC with national identity card number 340311197702091425;

(iv)    Li Minxin, a citizen of the PRC with national identity card number 422623197204210915 (together with Ye Guofu and Yang Yunyun, the “Founders”);

(v)    Persons listed on Schedule I (each, an “Original Shareholder”);

(vi)    Miniso (Guangzhou) Co., Ltd. (名创优品（广州）有限责任公司), a limited company organized under the laws of the PRC (“Guangzhou Miniso”);

(vii)    MINISO INVESTMENT HONG KONG LIMITED (名创优品投资香港有限公司), a limited company organized under the laws of Hong Kong (“Miniso Investment HK”);

(viii)    Tencent Mobility Limited, a company with limited liability incorporated under the laws of Hong Kong;

(ix)    Easy Land Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (together with Tencent Mobility Limited, “Tencent”); and

(x)    HH SPR-XIV Holdings Limited, a company with limited liability incorporated under the laws of the Cayman Islands (“Hillhouse”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company was incorporated on January 7, 2020;

WHEREAS, pursuant to a Share Subscription Agreement, dated February 26, 2020, by and between the Company, the Founders, Tencent, Hillhouse (as defined below) and certain other parties thereto (the “Share Subscription Agreement”), the Company will issue certain Series A Preferred Shares (as defined below) to each of Tencent and Hillhouse; and

WHEREAS, the Parties desire to agree on and memorialize certain rights, obligations and other terms in light of the transactions contemplated by the Share Subscription Agreement. The capital structure of the Company immediately prior to and after the Closing on a fully diluted and as-converted basis is as set forth in Schedule IV.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. (a) As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with such Person. With respect to any natural person, each of the following Persons is such natural person’s Affiliate for purposes of this Agreement and the other Transaction Documents: (i) spouse; (ii) parents; (iii) children; (iv) siblings; (v) father-in-law and mother-in-law; (vi) son-in-law and daughter-in-law; (vii) brother-in-law and sister-in-law; (viii) any other person who is a lineal ascendant or descendant of such natural person, including adoptive relationships; and (ix) any other person who is a relative of such natural person and lives in the same household with such natural person (collectively, such natural person’s “Immediate Family Members”).

“Alternate Director” means a person appointed pursuant to Section 2.01(c) and appointed as an alternate Director by the appointing Director.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person or any of such Person’s assets, rights or properties, as amended.

“Board” means the board of directors of the Company.

“Business” means the merchandise retail and related services provided under the main brand names of 名创优品, Miniso or NOME, including without limitation Miniso retail store operation both inside and outside of the PRC, 哎呀呀 lifestyle store business, Mini-home business and relevant bridge line brands to be operated in the future.

“Business Day” means a day, other than Saturday, Sunday or another day on which commercial banks in New York, Hong Kong, the PRC, the British Virgin Islands or the Cayman Islands are authorized or required by Applicable Law to close.

“Closing” shall have the meaning given to it in the Share Subscription Agreement.

“Companies Law” means the Companies Law (2018 Revision), as amended, of the Cayman Islands.

“Company Securities” means the Equity Securities of the Company.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of fifty percent (50%) or more of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors (or equivalent governing body) of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Designated Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time, each a Designated Holder.

“Director” means any director of the Company.

“Director Indemnification Agreement” has the meaning as set forth in the Share Subscription Agreement.

“Equity Securities” means, with respect to any Person that is not a natural person, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“ESOP” means any employee share incentive plan of the Company that may be approved pursuant to Section 2.08 hereof from time to time.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the SEC under the Securities Act or any analogous form then in effect.

“Founder Holding Companies” means, collectively, Mini Investment Limited, YGF MC LIMITED, YYY MC LIMITED and LMX MC LIMITED.

“Founder Parties” means, collectively, the Founders and the Founder Holding Companies.

“Governmental Authority” means (i) any national, federal, state, county, municipal, local or foreign government or other political subdivision or instrumentality thereof, (ii) any entity, authority or body exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government, (iii) any agency, division, bureau, department or other political subdivision of any government, entity, authority or body described in the foregoing clauses (i) and (ii) of this definition, (iv) any court, tribunal or arbitrator or (v) any self-regulatory organization. A Governmental Authority also includes public international organizations, i.e., organizations whose members are countries, or territories, governments of countries or territories, other public international organizations or any combination of the foregoing.

“Group Company” means each of the Company and its current and future Subsidiaries and consolidated affiliated entities, and the “Group” refers to all the Group Companies collectively.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Hong Kong Company” means a Hong Kong subsidiary of the Company currently being set up by the Company through MINISO Universal Holding Limited (which is defined as “BVIA 公司” under the Restructuring Framework Agreement) in accordance with Section 5.1(5) of the Restructuring Framework Agreement.

“Intellectual Property” means any and all intellectual property, industrial property and propriety rights in any jurisdiction in the world, including (i) patents, all patent rights and all applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisionals and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, author’s rights and works of authorship (including artwork of any kind), (iv) software of all types in whatever medium, inclusive of computer programs, applications, middleware, software development kits, libraries, software development tools, interfaces, firmware, compiled or interpreted programmable logic, objects, bytecode, machine code, videogames, software implementations of algorithms, models and methodologies, source code, object code and executable code, and documentation relating to any of the foregoing, (v) URLs, domain names, web sites, web pages and any part thereof, (vi) technical information, ideas, know-how, trade secrets, confidential information, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals, customer lists, databases, proprietary data, and other proprietary information, (vii) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, and (viii) registered and unregistered trade names, trade dress, trademarks, service marks, logos, designs, symbols, slogans, taglines, brands, product names, corporate names, rights to social media accounts, and other indicia of source, origin or quality, and registrations and applications therefor, and the goodwill of the business symbolized or represented by any of the foregoing.

“Investor Director” means any Director designated by Tencent or Hillhouse pursuant to this Agreement.

“Investor Shareholders” means holders of Series A Preferred Shares, which are Tencent and Hillhouse as of the date hereof.

“Key Personnel” means, collectively, the Chief Executive Officer (总经理), Executive Vice President(s) (执行副总裁), Vice President(s) (副总裁), the Chief Financial Officer (财务总监), and/or other individuals as the Board may from time to time designate in compliance with Section 2.08 hereof. The Key Personnel as of the date hereof are the Founders, Dou Na, Zhang Saiyin, Long Bofan and Huang Zheng.

“Liquidation Event” means any of the following events: (i) a liquidation, dissolution or winding up of the Company, or (ii) any Deemed Liquidation Event.

“Memorandum and Articles” means the Amended and Restated Memorandum and Articles of Association of the Company, in the form as attached as Annex B hereto, as amended from time to time.

“Ordinary Shares” means the ordinary shares in the share capital of the Company.

“Original Issue Date” means December 27, 2018.

“Original Issue Price” means US$1.235.

“Permitted Transferee” means (i) with respect to any Shareholder, an Affiliate of that Shareholder; and (ii) in addition, with respect to any Shareholder controlled by one or more of the Founders, any trust or other entity established for bona fide estate planning purposes for the benefits or on behalf of that Founder or any Immediate Family Member of that Founder.

“Person” means any individual, corporation, partnership, limited liability company, association (whether incorporated or unincorporated), trust, proprietorship, joint venture, joint-stock company, firm, estate, governmental entity or other entity or organization.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding Hong Kong, Macau and Taiwan.

“Preferred Shares” means the preferred shares in the share capital of the Company.

“Prior Purchase Agreement” has the meaning as set forth in the Share Subscription Agreement.

“Prior Restructuring Plan” means “重组计划” as defined in the Prior Purchase Agreement.

“Qualified IPO” means a firm-commitment underwritten initial public offering of the Ordinary Shares of the Company or the Equity Securities of any other Group Company and the listing of such shares (or securities representing such shares) for trading on an internationally recognized stock exchange, including the New York Stock Exchange, the Nasdaq Stock Market, The Stock Exchange of Hong Kong Limited, Shanghai Stock Exchange or Shenzhen Stock Exchange (each, a “Qualified Stock Exchange”).

“Redemption Event” means the occurrence of any of the followings events: (i) any material violation of laws or regulations by any Founder or any Group Company (for the avoidance of doubt, material violation of laws or regulations shall be deemed to have not occurred unless (1) the violation has resulted in actual losses caused to the Company or potential losses that may be suffered by the Company (such potential losses shall be determined by any Investor Shareholder based on reasonable ground and evidence) reaching the lower of (x) five percent (5%) of the Company’s net assets as stated in its audited consolidated financial statements for the most recent fiscal year or (y) RMB100,000,000, and such loss (if remediable by nature) has not been remedied within thirty (30) days, or (2) any crime committed by Mr. Guofu Ye) or any serious violation of the Transaction Documents or the Prior Purchase Agreement, and such violation has a material impact on any Significant Group Company’s business operation for over thirty (30) days or has not been remedied within thirty (30) days) (if remediable by nature) or making the cooperation between the Parties impossible, or, in the case of any breach of this Agreement upon written notice of request for remedy delivered by any Investor Shareholder to the breaching party, the failure of such breaching party to remedy the breach within the time period specified in such written notice; (ii) any Shareholder that is not an Investor Shareholder requests a redemption by the Company and/or the Founder Parties; (iii) the Company fails to meet the applicable listing conditions of a Qualified Stock Exchange and fails to consummate a Qualified IPO by the seventh (7th) anniversary of the Original Issue Date applicable to the Investor Shareholders; (iv) the Company fails to consummate a Qualified IPO by the seventh (7th) anniversary of the Original Issue Date applicable to the Investor Shareholders due to reasons other than those listed in (iii) above; (v) the Company has satisfied the applicable listing conditions of a Qualified Stock Exchange but the Company failed to initiate the listing application process within three (3) months upon any Investor Shareholder’s written request; (vi) any Group Company has suffered severe difficulties in the operation of the Business caused by the Founders (including but not limited to any operating risk suffered by any other business that any Founder directly or indirectly operates); or (vii) material adverse changes in Applicable Law have caused severe difficulties in the operation of any Group Company’s Business.

“Redemption Return Rate” means ten percent (10%), in the case of the Redemption Event referred to in item (ii), (iii) or (vii) of the definition of “Redemption Event”, or twenty-five percent (25%), in the case of the Redemption Event referred to in item (i), (iv), (v) or (vi) of the definition of “Redemption Event”.

“Registrable Securities” means (i) any Ordinary Shares issued or issuable upon conversion of Preferred Shares, (ii) any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of the Company described in item (i) above, and (iii) any Ordinary Shares hereafter acquired by any Investor Shareholder from any Founder Party, until, in each case of (i) through (iii) above, (a) a registration statement covering such Registrable Securities has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (b) such Registrable Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (c) such Registrable Securities are otherwise Transferred, the Company has delivered a new share certificate or other evidence of ownership for such Registrable Securities and such Registrable Securities may be resold without subsequent registration under the Securities Act.

“Registration Expenses” means all reasonable fees and expenses, excluding all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any fees charged by any depositary bank or any transfer agent, incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including all registration, filing and qualification fees (including “blue sky” fees and expenses), printers’ and accounting fees (including the expense of delivering a “cold comfort” letter or any special audits incidental to or required by any such registration, but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), fees and disbursements of counsel for the Company and underwriters, fees and disbursements of one counsel for the holders of Registrable Securities and “roadshow” expenses if the underwriters advise that a “roadshow” is advisable to complete the proposed sale of Registrable Securities.

“Restructuring” means the shareholding, corporate structure and assets restructuring of certain Affiliates of the Company and related transactions consummated in accordance with the Restructuring Framework Agreement.

“Restructuring Framework Agreement” means the Restructuring Framework Agreement (“重组框架协议”), dated as of December 10, 2019, by and between certain shareholders of Guangzhou Miniso, Tencent, HH SPR-XIV HK Holdings Limited and other parties thereto, as amended from time to time.

“RMB” means Renminbi (人民币), the legal currency of the PRC.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” means the Series A Preferred Shares in the share capital of the Company.

“Share” means the shares of the Company.

“Shareholder” means any shareholder of the Company as recorded on the Company’s register of members.

“Significant Group Company” means the Company, MINISO Universal Holding Limited (which is defined as “BVIA 公司” under the Restructuring Framework Agreement), MINISO Global Holding Limited (which is defined as “BVIB 公司” under the Restructuring Framework Agreement), Miniso Investment HK, the Hong Kong Company (upon its establishment), Guangzhou Miniso and any other Group Company which (i) has a revenue (calculated on a consolidated basis) representing 10% or more of the total revenue of the Group Companies (calculated on a consolidated basis), or (ii) has a profit (calculated on a consolidated basis) representing 10% or more of the total profit of the Group Companies (calculated on a consolidated basis).

“Subsidiary” means, with respect to any Person, any other Person that is Controlled directly or indirectly by such Person (including, for the avoidance of doubt, any variable interest entities that are consolidated into the financial statements of such Person).

“Tencent Restricted Person” means each Person listed on Schedule II.

“Transaction Documents” means each of this Agreement, the Share Subscription Agreement, the Memorandum and Articles, the Restructuring Framework Agreement, the Director Indemnification Agreement and each of the other agreements, instruments and documents entered into or otherwise delivered in connection with the transactions contemplated by any of the foregoing.

“Transfer” means, with respect to any securities of any Person, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or to agree or commit to do any of the foregoing, and, (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“U.S.” means the United States of America.

“US$” or “$” means the lawful currency of the United States of America.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Additional Number	5.03(b)
Agreement	Preamble
Company	Preamble
Confidential Information	8.01(b)
Co-Sale Rightholder	4.02(a)
Deed of Adherence	3.02(iii)
Deemed Liquidation Event	7.02
First Participation Notice	5.03(a)
Founder Directors	2.01(a)
Founders	Preamble
Hillhouse	Preamble
Hillhouse Transfer Notice	8.03(b)
Initial Redemption Notice	6.02
Initial Redemption Notice Date	6.02
Initial Redemption Requesting Holder	6.02
Investor Shareholder Liquidation Preference	7.01(a)(iii)
New Securities	5.02
Offered Securities	4.01(a)
Option Period	4.01(b)
Original Shareholder	Preamble
Oversubscription Participants	5.03(b)
Participation Rights Holder	5.01
Parties	Preamble
Party	Preamble
Preemptive Right	5.01
Pro Rata Share	5.01, 4.01(b)
Redemption Date	6.02
Redemption Price	6.01
Redemption Shares	6.02
Replacement Nominee	2.03(a)
Representatives	8.01(b)(i)
ROFR Exercise Notice	4.01(b)
ROFR Rightholder	4.01(a)
Second Participation Notice	5.03(b)
Second Participation Period	5.03(b)
Share Subscription Agreement	Recitals
Tencent	Preamble
Tencent ROFR	8.03(b)
Transfer Notice	4.01(a)
Transferor	4.01(a)

Section 1.02    Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions of sections and sub-sections herein are included for convenience of reference only and shall be disregarded in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Schedules and Annexes are to Articles, Sections, Exhibits, Schedules and Annexes of this Agreement unless otherwise specified. All Exhibits, Schedules and Annexes attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the word “include”, “includes” or “including” are used in this Agreement, it shall be deemed to be followed by the words “without limitation”. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including email or other electronic media) in a visible form. The expression “signed” and comparable terms include signature transmitted via email or other electronic media. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that, with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any law include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. A Person is a “wholly owned Subsidiary” of another Person if it has no shareholders other than such other Person and such other Person’s wholly owned Subsidiaries, or if it is Controlled by such other Person via variable interest entity arrangements so that its financial results are entirely consolidated with the financial results of such other Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. In calculations of share numbers or percentages, (i) references to “fully diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, and (ii) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares. Any share calculation shall be appropriately adjusted to take into account any share split, share consolidation, recapitalization, bonus issue, reclassification or similar event.

ARTICLE II

CORPORATE GOVERNANCE

Section 2.01    Composition of the Board.

(a)    The Board shall consist of up to seven (7) Directors, consisting of (i) five (5) Directors jointly designated by the Founder Holding Companies (the “Founder Directors”), (ii) one (1) Director designated by Tencent, provided that Tencent shall cease to have such designation right if the aggregate number of Shares (calculated on an as-converted basis, and as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event) held by Tencent and its Affiliates is less than fifty percent (50%) of the number of Shares held by Tencent immediately after the Closing (in which case that designation right shall belong to the Founder Holding Companies), and (iii) one (1) Director designated by Hillhouse, provided that Hillhouse shall cease to have such designation right if the number of Shares (calculated on an as-converted basis, and as appropriately adjusted for any share dividend, share split, combination of shares, reorganization, recapitalization, reclassification or other similar event) held by Hillhouse and its Affiliates is less than fifty percent (50%) of the number of Shares held by Hillhouse immediately after the Closing (in which case that designation right shall belong to the Founder Holding Companies). The Chairman of the Board shall be one of the Founder Directors. The Chairman of the Board as of the Closing is Ye Guofu.

(b)    Each Shareholder agrees that, if at any time it is entitled to vote for the appointment of the Directors, it shall vote all of its Company Securities or execute proxies or written resolutions or consents, as the case may be, and take all other necessary actions (including causing the Company to call an extraordinary general meeting of shareholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

(c)    Each Director may appoint an Alternate Director from time to time to act during his absence, and such Alternate Director shall be entitled, while holding such office, to receive notices of meetings of the Board or any committee thereof (if the Director who has appointed the Alternate Director is a member of such committee), and attend and vote as a Director at any such meeting at which the appointing Director is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the appointing Director.

(d)    Notwithstanding anything to the contrary in this Agreement but except as expressly contemplated in Section 2.01(a), any right to designate any Director is individual to the applicable Shareholder and shall not be capable of being transferred or assigned to any Person other than its Permitted Transferee, whether in conjunction with a Transfer of Company Securities or otherwise.

(e)    In the event that a plan for a Qualified IPO is duly approved in accordance with this Agreement, the Founder Holding Companies shall have the right, at any time prior to the consummation of the Qualified IPO and upon consultation with the Investor Shareholders, to request that one (but not both) of the Investor Directors resign from the Board with immediate effect, in which case the Investor Director as specified by the Founder Holding Companies shall so resign and the Founder Holding Companies shall be entitled to jointly designate an individual to fill the Board seat vacated by such resignation.

Section 2.02    Removal. Each Shareholder agrees that, if at any time it is then entitled to vote for the removal of any Director from the Board, it shall not vote any of its Company Securities or execute proxies or written resolutions or consents, as the case may be, in favor of the removal of any Director who shall have been designated pursuant to Section 2.01 or Section 2.03, unless the Person or Persons entitled to designate or nominate or appoint such Director pursuant to Section 2.01 or Section 2.03 shall have consented to such removal in writing; provided that, if the Person or Persons entitled to appoint any Director pursuant to Section 2.01 or Section 2.03 shall request in writing the removal, with or without cause, of such Director, each Shareholder shall vote all of its Company Securities or execute proxies or written resolutions or consents, as the case may be, in favor of such removal.

Section 2.03    Vacancies. If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy on the Board:

(a)    the Person or Persons entitled under Section 2.01 to designate such Director whose death, disability, retirement, resignation or removal resulted in such vacancy, subject to the provisions of Section 2.01, shall have the exclusive right to designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a Director; and

(b)    subject to Section 2.01, each Shareholder agrees that if it is then entitled to vote for the appointment of the Directors, it shall vote all of its Company Securities, or execute proxies or written resolutions or consents, as the case may be, in order to ensure that the Replacement Nominee be appointed to the Board.

Section 2.04    Director Limitation of Liability; Expenses. The Memorandum and Articles shall provide for indemnification of each Investor Director for acts on behalf of the Company to the maximum extent permitted by Applicable Law, except in the case of gross negligence or willful misconduct. At the written request of any Investor Director with whom the Company has not entered into an indemnification agreement (or any Person or Persons that appointed such Investor Director), the Company shall promptly enter into an indemnification agreement with such Investor Director. A Director’s all reasonable out-of-pocket travel-related expenses incurred in the course of performance of his or her duties to the Company shall be reimbursed by the Company on a quarterly basis.

Section 2.05    Directors’ Access.

(a)    Each Director shall be entitled to examine the books, accounts and records of any Group Company and shall have free access, at all times, to any and all properties, facilities, personnel and advisors of any Group Company for the purpose of discharging his or her fiduciary duties. The Company shall provide such information relating to the business affairs and financial position of any Group Company as any Director may request for the purpose of discharging his or her fiduciary duties. Each Director shall have the right and obligation to report and disclose the operating condition of the Group and relevant information and documents to the Shareholder that designates such Director.

(b)    Each Investor Shareholder shall have the right to, either by itself or through its designated Investor director, offer suggestions and reasonable solutions to the management and operations of the Group as it deems necessary.

Section 2.06    Action by the Board.

(a)    The chairman of the Board may call a meeting of the Board, and the chairman shall on the requisition of at least one (1) other Director forthwith proceed to convene a meeting of the Board. The requisition must state the date, time and agenda of the meeting and must be signed by the requisitionist. No less than seven (7) days’ advance written notice shall be given to all Directors for a Board meeting; provided that all the Directors in office may unanimously consent to a shorter notice period or waive notice. Notice, together with the agenda and copies of documents relevant to a meeting of the Board, shall be given to each Director by posting it by airmail or a recognised courier service in a prepaid letter addressed to any address such Director may have specified in writing for the purpose of such service of notices, or by electronic mail to any electronic mail address such Director may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Director may have specified in writing for the purpose of such service of notices. For any notice, agenda and documents that are delivered by electronic mail, if the chairman of the Board fails to receive confirmation from the other Directors confirming receipt of such electronic mail (other than an automatic email receipt confirmation) within the same day, such notice, agenda and documents shall be delivered by registered mail or facsimile before the end of the same day.

(b)    A quorum of the Board shall consist of a majority of the Directors (including both Investor Directors) then in office. If notice of the board meeting has been duly delivered to all directors of the Board prior to the scheduled meeting, or if such notice is duly waived, and the quorum of the Board is not present within three (3) hours of the time appointed for a meeting, the meeting shall be adjourned to the same place and time five (5) Business Days after the original date set for such meeting. If a quorum of the Board is not present within one (1) hour of the time appointed for such adjourned meeting due to the absence of any Investor Director who was previously absent from the initially scheduled meeting, the presence of a majority of the Directors, regardless of the presence or absence of such Investor Director, shall constitute a quorum; provided that no business other than outlined in the notice of the Board meeting may be transacted in the adjourned meeting.

(c)    Subject to Section 2.07, Section 2.08 and any Applicable Laws, all actions of the Board shall require the affirmative vote of a majority of the Directors present at a duly convened meeting of the Board at which a quorum is present. Each Director shall have one (1) vote. Notwithstanding anything herein to the contrary, any action that may be taken by the Directors at a meeting may be taken by a written resolution signed by all of the Directors.

(d)    A Board meeting may be held either in a physical location or telephonically. If held in a physical location, the Board meeting shall be held in a location as may be agreed by a majority of the Directors then in office, and any Director that is not able to attend the meeting physically shall be entitled to participate by telephone conference or other communications equipment by means of which all the Directors participating in the meeting can communicate with each other at the same time.

(e)    A Board meeting shall be held no less frequently than once per quarter.

(f)    The Board shall be entitled to exercise all powers and authorities as conferred to it by virtue of the laws of the Cayman Islands, and shall be responsible for major issues such as the Company’ strategic direction, market positioning, financial strategy, material business, internal policy, authority and responsibility of the management and material litigation.

Section 2.07    Board Reserved Matters – Unanimous Approval. The Company shall not, and the Company and the Founder Parties shall procure each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any action (including any action by the Board, the board of directors of any Subsidiary of the Company, or any committee thereof) with respect to any of the following matters, whether in a single transaction or a series of related transactions, directly or indirectly, whether by amendment, merger, amalgamation, consolidation or otherwise, without the affirmative vote at a duly convened meeting of the Board of all the Directors present or written consent by all the Directors then in office; provided, that so long as any Investor Director is in office, the Company shall not delegate any of the following matters to any committee of the Board unless that Investor Director consents to such delegation and the scope of authority of such committee:

(a)    amendment to the Company’s Memorandum and Articles;

(b)    winding up or dissolution of the Company;

(c)    modification of authorized capital of the Company;

(d)    any merger or division of the Company; or

(e)    consummation of a Qualified IPO.

Section 2.08    Board Reserved Matters – Majority Approval. The Company shall not, and the Company and the Founder Parties shall procure each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any action (including any action by the Board, the board of directors of any Subsidiary of the Company, or any committee thereof) with respect to any of the following matters, whether in a single transaction or a series of related transactions, directly or indirectly, whether by amendment, merger, amalgamation, consolidation or otherwise, without the affirmative vote at a duly convened meeting of the Board of a majority of the Directors present (including the affirmative votes of all Investor Directors then in office) or written consent by all the Directors then in office; provided, that so long as any Investor Director is in office, the Company shall not delegate any of the following matters to any committee of the Board unless that Investor Director consents to such delegation and the scope of authority of such committee:

(a)    establishment of any non-wholly owned Subsidiary of the Company (unless such Subsidiary is not and will not become a Significant Group Company) or approve any wholly owned Subsidiary of the Company that is a Significant Group Company to be changed into a non-wholly owned Subsidiary;

(b)    any amendment to the Articles of Associations of the non-wholly owned Subsidiary of the Company;

(c)    the liquidation, merger, acquisition and reorganization of the Company, or the liquidation of any Significant Group Company;

(d)    any material change of the business scope of the Group, except for the development of the Company’s Business;

(e)    any disposal of any asset of the Company, any Subsidiaries or branch offices by way of sales, liquidation, reorganization, mergers or any other methods not included in the annual business plan of the Company, in any single transaction or a series of transactions of which the amount, severally or accumulatively, exceeds five percent (5%) of the year-end total assets as stated in the consolidated financial report of the Company for the most recent fiscal year;

(f)    any disposal of the Equity Securities of any Significant Group Company;

(g)    except as otherwise required for the development of the Business, any sale, transfer, licensing or disposal of the trademarks, patents or any other Intellectual Property owned by the Company or any other Group Company;

(h)    except as otherwise provided in the annual business plan, the establishment by any Group Company of any non-wholly owned Subsidiary, joint venture or limited partnership, if the amount of capital contribution in any single transaction or a series of transactions, severally or accumulatively, exceeds five percent (5%) of the year-end net assets as stated in the consolidated financial report of the Company for the most recent fiscal year;

(i)    any initial public offering by any Group Company other than a Qualified IPO;

(j)    any issuance of any securities (including without limitation Equity Securities, debt instruments and/or convertible securities) by any Significant Group Company to a Person other than a Group Company, except for a Qualified IPO or a bona fide fundraising in which the aggregate fund raised does not exceed RMB300,000,000 (or its equivalent in another currency) and the new investors’ shareholding percentage in the Company on a fully diluted and as-converted basis does not exceed two percent (2%) (for the avoidance of doubt, such fundraising shall be subject to compliance with Section 8.03);

(k)    except as otherwise provided in the annual business plan, any capital commitment or expenditure by the Company or any of its Subsidiaries, the amount of which severally exceeds three percent (3%) or accumulatively exceeds five percent (5%) of the year-end total assets as stated in the consolidated financial report of the Company for the most recent fiscal year;

(l)    except as otherwise provided in the annual business plan, any loans made to the Company or any of its Subsidiaries by third-party lenders, the amount of which severally exceeds three percent (3%) or accumulatively exceeds five percent (5%) of the year-end total assets as stated in the consolidated financial report of the Company for the most recent fiscal year, or any loans made to third-party borrowers by the Company or any of its Subsidiaries, the amount of which accumulatively exceeds RMB10,000,000;

(m)    any guarantee provided to any third-party and any creation of any encumbrance or contingent liability on any Significant Group Company, the amount arising from which accumulatively in any single fiscal year exceeds five percent (5%) of the year-end net assets as stated in the consolidated financial report of the Company for the most recent fiscal year, or any early termination on the approved loans, guarantees, contingent liabilities or encumbrances;

(n)    any change of the size or composition of the Board not consistent with Section 2.01 to 2.03;

(o)    enhancement or limitation of the power of the Board;

(p)    appointment or removal of the Key Personnel of the Company;

(q)    establishment of or any amendment to the dividend policy; any declaration of a dividend or any amendment thereto;

(r)    approval or modification of the annual financial budget of the Group (including income statement, balance sheet and cash flow forecast) and financial accounts, capital expenditure plan, compensation plan and annual business plan, annual financial report;

(s)    any related party transaction occur within any consecutive twelve (12) months, the amount of which severally exceeds three percent (3%) or accumulatively exceeds five percent (5%) of the year-end total net profit as stated in the consolidated financial report of the Company for the most recent fiscal year;

(t)    change of the Company’s accounting firm, and any material change of the accounting policy and tax policy of the Company;

(u)    establishment or amendment of a share incentive plan; increase of the salary of any Key Personnel that accumulatively exceeds thirty percent (30%) within any consecutive twelve (12) months;

(v)    approval of any measure or transaction for the purpose of resolving any kind of potential non-compete issue or related party transactions issue appeared (provided that, the Parties shall firstly negotiate in good faith at least one hundred and eighty (180) days (or any longer period approved by the Investor Directors) before reaching such proposal thereto); or

(w)    any strategy, decision or action addressing (i) any investigation by the government authorities towards the Company, its Subsidiaries, Key Personnel or employees of any Group Company, and (ii) any disputes in which the Company and its Subsidiaries involve, the amount arising from which exceeds one percent (1%) of the year-end total net profit as stated in the consolidated financial report of the Company for the most recent fiscal year.

For the avoidance of doubt, each Shareholder shall exercise its powers, or refrain from taking actions, as applicable, to procure that no actions shall be taken or omitted to be taken at any Group Company level for the purposes of avoiding the approval of any of the Investor Directors pursuant to Sections 2.07 and 2.08.

Section 2.09    Shareholder Reserved Matters. The Company shall not, and the Company and the Founder Parties shall procure each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any action (including any action by the Board, the board of directors of any Subsidiary of the Company, or any committee thereof) with respect to any of the following matters, whether in a single transaction or in a series of related transactions, directly or indirectly, whether by amendment, merger, amalgamation, consolidation or otherwise, without prior approval or written consent of the holders of fifty percent (50%) of the voting power of the outstanding Shares of the Company (including the prior approval or consent of each Investor Shareholder); provided that, any transaction for the purposes of the Restructuring that is expressly contemplated in the Restructuring Framework Agreement shall not require approval or consent in accordance with this Section 2.09, provided further that where any such action requires the approval of a special resolution under the Companies Law and if the relevant approval or written consent has not been obtained from the holders representing more than fifty percent (50%) of the voting power of all of the Shares of the Company voting as a single class and all of the Investor Shareholders, then all the Shareholders voting against such resolution shall have the voting rights equal to the aggregate power of all the Shareholders voting in favor of such resolution plus one; provided further, that the quorum of any general meeting of the Shareholders which is concerned with any reserved matter as provided in this Section 2.09 shall include all the Investor Shareholders; provided further, that if any specific matter has been approved by Investor Directors pursuant to Section 2.07 or Section 2.08, that matter shall not be subject to any approval pursuant to this Section 2.09:

(a)    amendment to the Company’s Memorandum and Articles;

(b)    winding up, dissolution, liquidation, merger, acquisition, division or reorganization of the Company;

(c)    modification of authorized capital of the Company;

(d)    any issuance of any securities (including without limitation Equity Securities, debt instruments and/or convertible securities) by the Company to a Person other than a Group Company, except for a Qualified IPO or any issuance as described in Section 5.02(e);

(e)    any change of the size or composition of the Board not consistent with Section 2.01 to 2.03; or

(f)    enhancement or limitation of the power of the Board.

Section 2.10    Senior Management. The Company’s senior management team shall consist of a Chief Executive Officer, Executive Vice President(s), Vice President(s), a Chief Financial Officer, and other senior management as the Board may from time to time designate. The appointment and removal of any member on the senior management team shall be in compliance with this Agreement. The Chief Executive Officer shall be the senior-most member of the Company’s senior management team. The Chief Executive Officer upon the Closing shall be Ye Guofu.

Section 2.11    Termination. The provisions of this Article II shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE III

GENERAL PROVISIONS ON TRANSFER

Section 3.01    General Restrictions on Transfer. Each Shareholder agrees that it shall not Transfer any Shares except in compliance with all Applicable Laws and the terms and conditions of this Agreement. Any attempt to Transfer any Shares not in compliance with this Agreement shall be null and void, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s share register or equivalent documents to such attempted Transfer.

Section 3.02    Permitted Transfer. Subject to Sections 3.03 and 8.03 hereof, any Shareholder other than the Investor Shareholders may Transfer any or all of its Shares (i) to one or more Permitted Transferees, without the consent of the Board or any other Shareholder and without compliance with Article IV, (ii) to the Company pursuant to any repurchase right or right of first refusal held by the Company pursuant to any duly approved ESOP (including the Company’s right to repurchase Shares granted under any duly approved ESOP in the event of termination of employment under terms and conditions as provided in such ESOP), without the consent of the Board or any other Shareholder and without compliance with Article IV, or (iii) to one or more Persons that are not Permitted Transferees, subject to compliance with Article IV. In addition, subject to Section 3.03 and Article IV, the Founder Parties may Transfer any or all of their Shares to one or more Persons that are not Permitted Transferees of the Founder Holding Company. For the avoidance of doubt, any Transfer to any Person by any Investor Shareholder shall not be subject to any restrictions or limitations except for the provisions under Section 8.03 hereof, and all other shareholders of the Company shall unconditionally consent to and approve such Transfer if such consent or approval is required by Applicable Laws or otherwise, and shall use their best efforts to facilitate such Transfer in a timely manner. Notwithstanding anything to the contrary in this Agreement, in each Transfer in accordance with any of the foregoing sentences, the Shareholder Transferring its Shares shall procure the transferee to execute and deliver a deed of adherence (the “Deed of Adherence”) in the form attached as Annex A, agreeing to comply with and be bound by the terms of this Agreement as if it were the transferring Shareholder.

Section 3.03    Restrictions on Founder Transfer. The Founder Parties shall not, without the prior written consent of the Investor Shareholders, Transfer any Shares to any Person, except for (i) any Transfer to any of their Permitted Transferees (it being agreed that the restrictions on Founder Transfer shall not be capable of being avoided by way of any Founder Transferring any Shares to a Permitted Transferee for onward Transfer to a Person other than a Permitted Transferee), and (ii) any Transfer by each Founder of Shares that constitutes, together with all Transfer(s) effected pursuant to this Section 3.03(ii) between the date hereof and the date of the Transfer in question, no more than twelve percent (12%) of the Shares beneficially owned by such Founder as of the date hereof (which means a total of 96,600,000 Shares in the case of Ye Guofu and Yang Yunyun, or 7,270,968 Shares in the case of Li Minxin) to any Person.

Notwithstanding anything to the contrary in this Agreement, (1) any Transfer in accordance with sub-section (i) above shall not be subject to compliance with Sections 4.01 or 4.02, but such Transfer shall be subject to compliance with Section 8.03 hereof, and (2) any Transfer in accordance with sub-section (ii) above shall be subject to compliance with Section 8.03 hereof.

Section 3.04    No Avoidance. Subject to the provisions set out in the last sentence of Section 1.02, the Parties agree that the Transfer restrictions (including without limitation this Article III, the Article IV and the Section 8.03) in this Agreement and the Transfer restrictions in the Memorandum and Articles (including without limitation the Articles 1 through 7 of the Exhibit A thereof) shall not be capable of being avoided by the holding of shares through one or more entities in which interests may be transferred free of such restrictions. Any direct or indirect Transfer of the Equity Securities of a Shareholder, and any issuance of the Equity Securities of a Shareholder or its shareholder other than (i) on a pro rata basis to shareholders of such Shareholder or its shareholder (as the case may be), or (ii) in connection with a duly approved ESOP, shall be deemed to be a Transfer of a pro rata portion of the Equity Securities of the Company directly or indirectly held by such Shareholder.

Section 3.05    Termination. The provisions of this Article III shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE IV

RIGHT OF FIRST REFUSAL; CO-SALE RIGHTS

Section 4.01    Right of First Refusal.

(a)    Subject to Article III and Section 8.03 hereof, if any Founder Holding Company or the Original Shareholder (a “Transferor”) proposes to sell any Shares to one or more Persons (other than to an Investor Shareholder), the Transferor shall give each Investor Shareholder (a “ROFR Rightholder”) and the Company, a written notice of the Transferor’s intention to effect the sale (the “Transfer Notice”), which shall include a description (which shall include without limitation the total number) of such Shares to be sold (the “Offered Securities”), the identity and address of the prospective transferee and the consideration and other material terms upon which the proposed sale is to be effected.

(b)    each ROFR Rightholder shall have an option for a period of thirty (30) Business Days upon receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective Pro Rata Share of the Offered Securities at the same price and subject to the same terms and conditions as described in the Transfer Notice, by delivering a written notice (the “ROFR Exercise Notice”) to the Transferor and the Company before expiration of the Option Period as to the number of such Offered Securities that it intends to purchase. For the purpose of this Section 4.01, the “Pro Rata Share” of a ROFR Rightholder of the applicable Offered Securities shall be equal to (i) the total number of such Offered Securities, multiplied by (ii) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such ROFR Rightholder on an as-converted basis on the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Shares held by all ROFR Rightholders on an as-converted basis on such date.

(c)    If any ROFR Rightholder gives the Transferor and the Company a ROFR Exercise Notice that it desires to purchase Offered Securities, then such ROFR Rightholder and the Transferor shall enter into an agreement with respect to the Offered Securities to be purchased by such ROFR Rightholder (the “Transfer Agreement”) within thirty (30) Business Days after the date of the ROFR Exercise Notice and complete the closing as soon as practicable or in accordance with the Transfer Agreement, provided that the representations and warranties made by the Transferor to the ROFR Rightholder under the Transfer Agreement in connection with the ownership and encumbrance of the Offered Securities to be purchased by such ROFR Rightholder shall be reasonably satisfactory to such ROFR Rightholder.

Section 4.02    Co-Sale Rights.

(a)    In the event of any proposed sale of Shares by any Founder Holding Company or the Original Shareholder, to the extent that any ROFR Rightholder that is entitled to exercise but does not exercise its right of first refusal as to any Offered Securities proposed to be sold by the Transferor to the prospective transferee identified in the Transfer Notice, such ROFR Rightholder (the “Co-Sale Rightholder”) shall have the right to participate in such sale, to the prospective transferee identified in the Transfer Notice on the same terms and conditions as specified in the Transfer Notice by notifying the Transferor and the Company in writing during the Option Period, provided that no Co-Sale Rightholder shall be obligated in connection with such Transfer (i) to pay any amount with respect to any liabilities arising from the representations and warranties made by it in excess of its Shares of the total consideration paid by the prospective transferee, (ii) to make any representations or warranties concerning the business or assets of the Group or any Group Company, or (iii) enter into any non-competition or non-solicitation covenant or agreement.

(b)    The maximum number of Shares that each Co-Sale Rightholder may elect to sell shall be equal to the entirety of the Shares held by that Co-Sale Rightholder, but subject to the maximum number of Shares the prospective transferee identified in the Transfer Notice intends to purchase and the maximum number of Shares that other Co-Sale Rightholder(s) are entitled to sell; provided that in the case of any Transfer in accordance with Section 3.03(ii), the maximum number of Shares that each Co-Sale Rightholder may elect to sell shall be equal to the product of (i) the maximum number of Shares subject to the co-sale right herein, multiplied by (ii) a fraction, the numerator of which is the number of Shares (calculated on an as-converted and fully-diluted basis) owned by such Co-Sale Rightholder at the time of Transfer Notice, and the denominator of which is the total number of Shares (calculated on an as-converted and fully-diluted basis) owned, in the aggregate, by all Co-Sale Rightholders at the time of Transfer Notice plus twelve percent (12%) of the total number of Shares held by such Transferor (which means a total of 96,600,000 Shares in the case of Ye Guofu and Yang Yunyun, or 7,270,968 Shares in the case of Li Minxin).

(c)    Each Co-Sale Rightholder shall effect its participation in the sale by promptly delivering to the Transferor for Transfer to the prospective transferee, before the applicable closing, one or more share certificates, which represent the type and number of Company Securities that the Co-Sale Rightholder elects to sell.

(d)    The share certificate or certificates that each Co-Sale Rightholder delivers to the Transferor pursuant to Section 4.02(c) shall be submitted to the Company for cancellation and the Company shall, upon the consummation of the sale of the Company Securities pursuant to the terms and conditions specified in the Transfer Notice, issue a new share certificate to each Co-Sale Rightholder for the remaining balance. The Company shall update its register of members upon consummation of such Transfer. To the extent one or more Co-Sale Rightholders exercise such right of co-sale in accordance with the terms and conditions set forth herein, the number of Offered Securities that the Transferor may sell in the Transfer to the third party transferee identified in the Transfer Notice shall be correspondingly reduced.

(e)    The share certificate or certificates that each Co-Sale Rightholder delivers to the Transferor pursuant to Section 4.02(c) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit, or shall procure the prospective transferee concurrently therewith remit to each such Co-Sale Rightholder that portion of the sale proceeds to which such Co-Sale Rightholder is entitled by reason of its participation in such sale.

(f)    To the extent that any prospective purchaser does not agree to the participation by a Co-Sale Rightholder in a proposed Transfer, fails to make full payment of the purchase price to such Co-Sale Rightholder within the agreed time period, or otherwise refuses to purchase the Company Securities from a Co-Sale Rightholder, the Transferor shall not sell to such prospective purchaser any Offered Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Co-Sale Rightholder such Company Securities that such Co-Sale Rightholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights under this Section 4.02 for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(g)    The Transferor may consummate the Transfer of any Offered Securities that remain after the exercise of the right of first refusal by the ROFR Rightholders and the co-sale right by the Co-Sale Rightholders pursuant to Section 4.01 or Section 4.02 to the prospective transferee, no later than one hundred and twenty (120) days following delivery to the each ROFR Rightholder of the Transfer Notice, which shall be on the terms and conditions no more favorable to the prospective transferee than those described in the Transfer Notice. Any proposed transfer at a lower price or upon non-price terms and conditions that are more favorable to the prospective transferee than those described in the Transfer Notice, as well as any proposed transfer of any Company Securities by the Transferor after such 120-day period, shall again be subject to the right of first refusal by the ROFR Rightholders and the co-sale right by the Co-Sale Rightholders, as applicable, and shall require compliance by the Transferor with the procedures described in Sections 4.01 and 4.02 of this Agreement.

Section 4.03    Termination. The provisions of this Article IV shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE V

PREEMPTIVE RIGHTS

Section 5.01    General. Each Shareholder (each, a “Participation Rights Holder”) shall have the right of first refusal to purchase such Participation Rights Holder’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”). “Pro Rata Share” of a Participation Rights Holder means, for purpose of this Article V, the ratio of (a) the number of the Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder prior to the issuance of New Securities giving rise to the Preemptive Right, to (b) the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) then issued and outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Right.

Section 5.02    New Securities. “New Securities” means any Shares or other equity or debt securities of the Company, including any Preferred Shares, any Ordinary Shares or other Company Securities, whether now authorized or not, and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares, other Company Securities, or securities of any type whatsoever that are, may become, convertible into or exchangeable into for Preferred Shares, Ordinary Shares or other Company Securities; provided, however, that the term “New Securities” shall not include any of the following:

(a)    Ordinary Shares issued upon conversion of the Preferred Shares;

(b)    securities issued as a dividend or distribution on any Shares;

(c)    Shares issuable upon share split, share dividend or any subdivision of Shares;

(d)    Shares (or options or warrants therefor) issued or issuable to officers, directors, employees and consultants of the Company pursuant to a duly approved ESOP;

(e)    securities issued pursuant to the Restructuring Framework Agreement; or

(f)    securities issued pursuant to a Qualified IPO of the Company.

Section 5.03    Procedures.

(a)    First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities in a single transaction or a series of related transactions, it shall give to each Participation Rights Holder a written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have fifteen (15) Business Days from the date of receipt of the First Participation Notice to agree in writing to purchase such Participation Rights Holder’s Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice, by giving a written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to so agree in writing within such fifteen (15) Business Days to purchase such Participation Rights Holder’s full Pro Rata Share of an offering of New Securities, then such Participation Rights Holder shall be deemed to have forfeited its right hereunder to purchase that portion of its Pro Rata Share of such New Securities that it did not agree to purchase, without prejudice to participating in any future or other offerings of New Securities.

(b)    Second Participation Notice; Oversubscription. If any Participation Rights Holder fails to exercise in full or forfeits its Preemptive Right in accordance with Section 5.03(a), the Company shall promptly give notice (the “Second Participation Notice”) to each Participation Rights Holder that exercised in full its Preemptive Right (the “Oversubscription Participants”) in accordance with Section 5.03(a), which notice shall set forth the number of New Securities that were not subscribed for by the Participation Rights Holders pursuant to Section 5.03(a) above. Each Oversubscription Participant shall have five (5) Business Days from the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company in writing of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if subsequently confirmed in writing within two (2) days thereafter. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for subscription, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to (1) at least the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Share (calculated on an as-converted and fully diluted basis) held by such Oversubscription Participant, and the denominator of which is the total number of Ordinary Shares (calculated on an as-converted and fully diluted basis) held by all the Oversubscription Participants, in each case (for both the numerator and the denominator) immediately prior to the issuance of the New Securities and (2) at most its Additional Number. Each of Participation Rights Holder shall be obligated to buy such number of New Securities as determined by the Company pursuant to Section 5.03(a) and Section 5.03(b) and the Company shall so notify the Participation Rights Holder within twenty (20) days following the date of the Second Participation Notice.

(c)    Failure to Exercise. Upon the expiration of the Second Participation Period, the Company shall have ninety (90) days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Preemptive Right hereunder were not exercised) at the same or higher price and upon non-price terms no more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety- (90-) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Article V.

Section 5.04    Termination. The provisions of this Article V shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE VI

REDEMPTION RIGHTS

Section 6.01    Redemption Rights of Investor Shareholders. Subject to the Companies Law, upon the occurrence of any Redemption Event, the Company shall redeem, at the written request of any Investor Shareholder, all or any of the issued and outstanding Series A Preferred Shares held and as elected by such Investor Shareholder, out of funds legally available therefor, at the price per share equal to the higher of (x) the applicable Original Issue Price, plus declared and unpaid dividends, plus an amount that would give such Investor Shareholder a simple non-compounded interest equal to the Redemption Return Rate on the applicable Original Issue Price calculated from the applicable Original Issue Date up until the date of receipt by such Investor Shareholder of the full redemption amount thereof, and (y) the then fair market value of one Series A Preferred Share (such higher amount, the “Redemption Price”).

Section 6.02    Redemption Notice. Any Investor Shareholder (the “Initial Redemption Requesting Holder”) that intends to cause the Company to redeem any or all of the Series A Preferred Shares held by it shall deliver a notice of redemption (the “Initial Redemption Notice”) to the Company on or after the date on which such Series A Preferred Shares become redeemable pursuant to Section 6.01, stating the number of Series A Preferred Shares to be redeemed (the Series A Preferred Shares to be redeemed, the “Redemption Shares”, the delivery date of the Initial Redemption Notice, the “Initial Redemption Notice Date”). The Company shall then complete the redemption within thirty (30) days after the date of the Initial Redemption Notice Date (the actual completion date of the redemption, the “Redemption Date”).

Once the Company has received the Initial Redemption Notice, it shall not (and shall not permit any other Group Company to) take any action which would have the effect of delaying, undermining or restricting the redemption of any Redemption Share, and the Company shall in good faith use its best efforts to increase the amount of funds legally available for redemption, including causing any other Group Company to distribute any and all available funds to the Company to ensure that all Redemption Shares would be timely and fully redeemed in accordance with this Section 6.02. Until the date of which each Redemption Share is redeemed, the Company shall not declare or pay any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution.

Section 6.03    Manner and Mechanics of Redemption. Until such time as the applicable Redemption Price in respect of all the Redemption Shares has been paid in full to the relevant Investor Shareholder, such Investor Shareholder shall remain entitled to all of the rights, including its voting rights, in respect of all of its Redemption Shares as if they were not redeemed in any part. Upon the Redemption Date, each redeeming Investor Shareholder shall surrender to the Company its share certificate or certificates representing such Series A Preferred Shares to be redeemed at the place agreed by the Company and the redeeming Investor Shareholder for that purpose, on the date when the applicable Redemption Price is fully paid to the order of the person whose name appears on such share certificate or certificates as the holder of such Series A Preferred Shares, and each such share certificate shall be cancelled. In the event that less than all the Shares represented by any such share certificate are redeemed, a new share certificate shall be issued representing the unredeemed Series A Preferred Shares.

Section 6.04    Insufficient Funds. Without limiting the generality of Section 6.03, if the funds of the Company legally available for redemption are insufficient to redeem all the Redemption Shares within the thirty- (30-) day period from the Initial Redemption Notice Date, those funds of the Company will be paid to redeem all Series A Preferred Shares requested to be redeemed based on their pro rata Redemption Prices (i.e., the Redemption Price of each Series A Preferred Share as against the total amount of Redemption Prices of all Series A Preferred Shares requested to be redeemed). The remaining Redemption Shares to be redeemed shall be redeemed as soon as the Company has legally available funds to do so.

Section 6.05    Obligations of the Founder Parties. In the event that any redeeming Investor Shareholder exercises its redemption right pursuant to Section 6.01, the Founder Parties shall procure the Company to comply with its obligations pursuant to this Article VI and shall be jointly and severally liable with the Company to redeem the Redemption Shares from the Investor Shareholder.

Section 6.06    Third Party Acquisition. The Company and the Founder Parties hereby severally and jointly undertakes that, in the event that the redemption fails to be consummated within the time limit specified in Section 6.02, any redeeming Investor Shareholder shall have the right to seek a third party to purchase the Redemption Shares held by that Investor Shareholder. If, in connection with the third party’s purchase of the Redemption Shares held by the Investor Shareholder, that third party demands to simultaneously purchase a portion of the Company’s Shares owned by any Founder Party, that Founder Party shall be obligated to sell such Shares he or she owns to that third party (for the avoidance of doubt, the specific amount to be sold will be negotiated by that Founder Party and the third party), with the sale price being the price agreed by the Investor Shareholder and the third party purchaser. If the price at which the third party purchases the Redemption Shares held by the Investor Shareholder is lower than the Redemption Price applicable to the Investor Shareholder, the Company and the Founder Parties will severally and jointly compensate the Investor Shareholder in cash in an amount derived from the following formula: cash compensation = (Redemption Price – price per share purchased by the third party) × the amount of Redemption Shares sold by the Investor Shareholder.

Section 6.07    Termination. The provisions of this Article VI shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE VII

LIQUIDATION PREFERENCE

Section 7.01    Liquidation Preference. In the event of a Liquidation Event and after satisfaction of all creditors’ claims and claims that may be mandated by law, distributions to the Shareholders shall be made in the following manner (and the Founders and the Original Shareholders shall procure that distributions to the Shareholders be made in the following manner):

(a)    Each Investor Shareholder shall be entitled to receive for each Series A Preferred Share it holds, prior and in preference to any distribution of any of the assets or surplus funds of the Company to holders of Ordinary Shares, by reason of their ownership of such Shares, the amount equal to the greater of (x) the aggregate of (i) the applicable Original Issue Price, (ii) any dividends declared and unpaid with respect to such Series A Preferred Share, and (iii) an amount that would give such Investor Shareholder a simple non-compounded interest of ten percent (10%) per annum on the applicable Original Issue Price, calculated from the applicable Original Issue Date up until the date of receipt by the holder of the full liquidation preference amount thereof, and (y) the then fair market value of one Series A Preferred Share (the “Investor Shareholder Liquidation Preference”). If the assets and funds available for distribution shall be insufficient to permit the payment to such holders of the full Investor Shareholder Liquidation Preference, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the Investor Shareholders in proportion to the Investor Shareholder Liquidation Preference to which each such Investor Shareholder is otherwise entitled.

(b)    After setting aside or paying in full the Investor Shareholder Liquidation Preference due pursuant to Section 7.01 (a) above, the remaining assets of the Company available for distribution, if any, shall be distributed to holders of Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each such holder.

Section 7.02    Deemed Liquidation Event. Unless waived in writing by the Investor Shareholders, each of the following events shall be treated as a “Deemed Liquidation Event”: (i) any transaction or series of transactions, whether by merger, consolidation, amalgamation, sale or issuance of equity, scheme of arrangement or otherwise, pursuant to or as a result of which (A) the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the direct or indirect voting power of the surviving company immediately after such transaction, or (B) a Person (or a group of Affiliated Persons acting in concert) directly or indirectly acquires, or becomes the holder of, voting power of Group Company (or the acquiring or surviving company, as applicable) representing no less than a majority of the voting power of such Group Company (or the acquiring or surviving company, as applicable) immediately following such transaction(s), (ii) a disposition of all or substantially all of the assets of the Group Companies as a whole, or (iii) a sale or exclusive licensing of all or substantially all of the Intellectual Property owned by the Group Companies as a whole. Any actions taken or to be taken for purposes of the Restructuring in accordance with the Restructuring Framework Agreement shall not constitute a Deemed Liquidation Event.

Section 7.03    Non-Cash Distribution. In the event that the Company proposes to distribute assets other than cash in connection with a Liquidation Event, the value of the assets to be distributed to the Shareholders in accordance with Section 7.01 shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(a)    If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty- (30-) day period ending one (1) day prior to the distribution;

(b)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty- (30-) day period ending three (3) days prior to the distribution; and

(c)    If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (a), (b) or (c) to reflect the fair market value thereof as determined in good faith by the Board.

Section 7.04    Termination. The provisions of this Article VII shall terminate immediately after the consummation of a Qualified IPO.

ARTICLE VIII

ADDITIONAL COVENANTS AND AGREEMENTS

Section 8.01    Confidentiality.

(a)    Each Party agrees that Confidential Information furnished and to be furnished to it has been and may in the future be made available in connection with the transactions contemplated by this Agreement. Each Party agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose. Each Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed (i) to such Party and its Affiliates and their respective Representatives on a need-to-know basis in the normal course of the performance of their duties; provided that such Persons are advised of the confidential nature of such information and are under appropriate nondisclosure obligations similar to and not inconsistent with those set forth herein; (ii) to the extent required by any Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Party is subject; provided that, to the extent reasonably and legally possible, such Party agrees to give the Party from whom it received Confidential Information prompt notice of such requests so that the other Party may seek an appropriate protective order or other relief (and such Party shall cooperate with such efforts by the other Party, and shall in any event make only the minimum disclosure required by such Applicable Law)); or (iii) to any Governmental Authority to which any Party or any of its Affiliates is subject; provided that such authority is advised of the confidential nature of such information. Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.

(b)    “Confidential Information” means (i) any information concerning any Party or the financial condition, business, operations or prospects of such Party, (ii) any information concerning any such Persons in the possession of, or furnished to any Party (including by virtue of its present or former right to designate a director of the Company), (iii) any information concerning any Group Company or any Party, the corporate structure, business, technology, financial condition or transactions of such Group Company or such Party, or the directors, senior management or employees of such Group Company or such Party (whether or not any foregoing information is provided prior to, on or after the date hereof in writing, orally or by other means); (iv) the terms and conditions of this Agreement and all exhibits and schedules attached hereto and the identities of the Parties and their respective Affiliates; and (v) any information or material that is prepared by any Party or its Representatives and include or otherwise reflect Confidential Information or any information or material derived from the Confidential Information; provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its current or bona fide prospective investors, directors, officers, employees, stockholders, members, partners, counsel, advisers or other representatives (all such persons being collectively referred to as “Representatives”) in violation of this Agreement or other Transaction Documents; (ii) was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company; (iii) becomes available to such Shareholder on a non-confidential basis from a source other than the Company after the disclosure of such information to such Shareholder or its Representatives by the Company, which source is (at the time of receipt of the relevant information) not, to the best of such Shareholder’s knowledge, bound by a confidentiality obligation to the Company or another Person; or (iv) is independently developed by such Shareholder without violating any confidentiality agreement with, or other obligation of secrecy to, the Company.

(c)    Except as required by Applicable Law, by any Governmental Authority (including any relevant stock exchange on which the shares in a Party or any of its parent companies are listed), no press release or public announcement that references any Party shall be made concerning this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby without such Party’s prior written consent.

(d)    Use of Brands and Marks of Tencent. Without the prior written consent of Tencent, and whether or not Tencent is then a shareholder of the Company, the Company and its subsidiaries and Shareholders other than Tencent shall not mention or use in advertising, promotion or marketing the name, brand, trademark or logo (including without limitation “腾讯 (Tencent)”, “QQ”, “微信”, “WeChat”, “应用宝”, “财付通”, “微众(WeBank)”, “广点通”, “QQ 手机管家”, “ 安全管家”, “QQ 浏览器”, “QQ 音乐(QQmusic)”, “QQ 空间(Qzone)”, “微云”, “腾讯微云”, “同步助手”, “腾讯文学(Tencent Literature)”) of Tencent or its Affiliates or any other name, brand, trademark or logo similar to that of Tencent or its Affiliates.

(e)    Use of Brands and Marks of Hillhouse. Without the prior written consent of Hillhouse, and whether or not Hillhouse is then a shareholder of the Company, the Company and its subsidiaries and Shareholders other than Hillhouse shall not mention or use in advertising, promotion or marketing the name, brand, trademark or logo (including without limitation “Hillhouse”, “高瓴” and “Gaoling”) of Hillhouse or its Affiliates or any other name, brand, trademark or logo similar to that of Hillhouse or its Affiliates.

Section 8.02    Founders and Original Shareholders Non-Compete.

(a)    Each of the Founders, the Founder Holding Companies and Original Shareholders severally and jointly undertakes to the Company and the Investor Shareholders that, except with the prior written consent of the Investor Shareholders or in accordance with the Prior Restructuring Plan or the Restructuring, it and any of its Affiliates (excluding the Company and its Subsidiaries) will not, individually or jointly with others:

(i)    engage directly or indirectly in any business that is or would reasonably be expected to be in direct or indirect competition with the Business;

(ii)    invest directly or indirectly in any entity in competition with the Business;

(iii)    provide supports (as including but not limited to beneficial owner, partner, shareholder or director) to a third party in order to facilitate that third party’s competition with the Business;

(iv)    solicit, induce or employ (i) any director of the Company or its Subsidiaries, (ii) employees, customers, suppliers or agents who have material influence on the operation of the Company or its Subsidiaries, or (iii) any individuals, company, joint venture, organization or entity that transacts with the Company or its Subsidiaries; or induce any of the individuals to end his/her employment with the Company or its Subsidiaries; or

(v)    use the logo or other similar trademarks that are used in the Business as the company name, any system and product name of the entity controlled by such Founder or Original Shareholder, if such use could or may cause confusion between such company, system or product and the Company and its Subsidiaries, the Business or any product or system of the Company;

If, except with the prior written consent of the Investor Shareholders or in accordance with the Prior Restructuring Plan or the Restructuring, any Founder or Original Shareholder uses any resources of any Group Company to establish any entity in competition of the Business prior to, on or after the date hereof, all equity interest held by the such Founder or Original Shareholder in such entity shall be transferred to the Company at nil consideration or at the lowest price permitted by the Applicable Law. If, except with the prior written consent of the Investor Shareholders or in accordance with the Prior Restructuring Plan or the Restructuring, any Founder or Original Shareholder uses any resources of any Group Company to pursue any new project prior to, on or after the date hereof, all benefits and profits derived from such new projects shall be vested in the Company (including but not limited to any Intellectual Properties in relation to such new projects).

(b)    Each Founder undertakes to the Investor Shareholders that he/she shall devote substantially all his/her efforts to the Company and its Subsidiaries, and shall not, without the prior written consent of the Investor Shareholders, serve any position (including social position) at any company and/or institutions other than the Group Companies.

Section 8.03    Tencent Restricted Persons.

(a)    Notwithstanding anything to the contrary in this Agreement but subject to Section 8.03(b), without the prior written consent of Tencent, the Parties hereto and any director of the Company that is designated by any Party shall not, and shall procure that the Company and its Subsidiaries will not (i) approve any proposed investment in the Company or its Subsidiaries by any Tencent Restricted Person, including without limitation any issuance of Equity Securities to any Tencent Restricted Person, (ii) approve the establishment of any joint venture or partnership by the Company or its Subsidiaries with any Tencent Restricted Person; (iii) transfer directly or indirectly any Equity Securities of the Company or its Subsidiaries to any Tencent Restricted Person; and/or (iv) approve the solicitation, negotiation or completion of a Deemed Liquidation Event by the Company or its Subsidiaries with any Tencent Restricted Person.

(b)    Notwithstanding Section 8.03(a), if Hillhouse intends to sell the Equity Securities of the Company to any Tencent Restricted Person, it shall give Tencent a written notice (the “Hillhouse Transfer Notice”) stating the amount of the Equity Securities being transferred and corresponding price, the identity of the transferee and other terms and conditions relating to the proposed transfer. Tencent shall have the right (the “Tencent ROFR”) to reply to Hillhouse in writing within fifteen (15) Business Days after receiving the Hillhouse Transfer Notice, indicating that it agrees to purchase all or part of the Equity Securities to be transferred by Hillhouse. In the event that Tencent confirms the exercise of the Tencent ROFR, Tencent shall pay the corresponding equity transfer price to Hillhouse within the next ten (10) Business Days. In the event that Tencent does not respond in writing within the above fifteen (15) Business Days after receiving the Hillhouse Transfer Notice, or expressly waives the Tencent ROFR in whole or in part, or failing to pay the corresponding equity transfer price within ten (10) Business Days after the confirmation of exercise of the Tencent ROFR, Hillhouse shall have the right to transfer to the Tencent Restricted Person the Equity Securities that Tencent has not elected to purchase or has not paid the corresponding equity transfer price (as the case may be); provided that if such transfer fails to be consummated within three (3) months thereafter, the Tencent ROFR shall be revived.

Section 8.04    Information Rights. The Company shall, and the Founder and the Original Shareholders shall cause the Company to furnish to each Shareholder: (a) audited annual consolidated financial statements of the Company, within ninety (90) days after the end of each fiscal year; (b) unaudited quarterly consolidated financial statements (which shall include without limitation the consolidated income statement, the balance sheet and the cash flow statement) of the Company, within thirty (30) days after the end of each fiscal quarter; (c) unaudited monthly consolidated financial statements of the Company, within twenty (20) days after the end of each month; (d) the operational data of key months and quarters of the Company and its Subsidiaries, within thirty (30) days after the end of each fiscal quarter; (e) annual financial budget of each fiscal year, no later than thirty (30) days after the first day of that fiscal year, unless otherwise agreed by the Investor Shareholders; and (f) other reports as may be reasonably requested by a Shareholder.

Section 8.05    Inspection Rights. The Company shall, and the Founders and the Original Shareholders shall cause the Company to ensure each of the Investor Shareholders and/or authorized representative of any such Investor Shareholder, shall have the right to, at its own costs, access and inspect the assets, properties, facilities, records (including accounting records) and books of each Group Company and make any copies of or excerpts from such records or books during regular working hours upon reasonable prior notice to the Company or such Group Company, as applicable; provided that such access, inspection and discussion shall not unreasonably affect the ordinary operation of such Group Company; provided that none of the Group Companies shall be obligated to provide access to any information that the Board or the senior management reasonably and in good faith determines to be a trade secret of the Group, or the disclosure of which would adversely affect the attorney-client privilege between any Group Company and its counsel. The Company shall, and the Founders and the Original Shareholders shall cause the Company and each other Group Company to provide sufficient assistance to the authorized representatives of the Investor Shareholders during such inspection.

Section 8.06    No Conflicting Agreements. Each of the Company and the Shareholders represents and agrees that it shall not (a) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities, or (b) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement. Any proxy, voting trust or agreement or other arrangement granted to or entered into in breach of the foregoing sentence shall be void.

Section 8.07    Deed of Adherence. Notwithstanding any other provision of this Agreement, no Shares shall be allotted and issued to any Person who is not already a party to this Agreement unless such Person has agreed in writing to be bound by the terms and conditions of this Agreement by way of executing and delivering a Deed of Adherence substantially in the form of Annex A prior to or upon the allotment and issuance of Shares to such Person. Immediately upon the Hong Kong Company’s establishment and no later than the completion of the purchase of all Equity Securities of Guangzhou Miniso by the Hong Kong Company pursuant to Section 8 of the Restructuring Framework Agreement, the Warrantors (as defined under the Share Subscription Agreement) shall promptly cause the Hong Kong Company to duly execute and deliver a Deed of Adherence to become a party to this Agreement, and the original copy of such duly executed Deed of Adherence under this Section 8.07 shall be promptly delivered to each Investor Shareholder.

Section 8.08    Most Favored Nation. If, upon the Closing, the Company grants any rights, preferences, privileges and other favorable terms (other than customarily differentiated preferential rights and preferences in terms of the sequence of redemption price, dividends or liquidation amounts payment) superior to those for any Investor Shareholders under the Transaction Documents to any new investor or shareholder of the Company other than such Investor Shareholder in connection with any Share issuance to such investor or shareholder, the Investor Shareholder shall be entitled to such rights, preferences, privileges and other terms as if it had been entitled to such rights, preferences, privileges and other terms as of the Closing.

ARTICLE IX

MISCELLANEOUS

Section 9.01    Binding Effect; Assignability. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns. Unless otherwise expressly provided in this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Party pursuant to any Transfer of Company Securities or otherwise, except that any Person acquiring the Company Securities from any Shareholder in a Transfer in compliance with this Agreement (but excluding any such Transfer made in an initial public offering) or any Person acquiring the Company Securities as required or permitted by this Agreement shall, unless already bound hereby, execute and deliver to the Company an agreement to be bound by this Agreement in the form of Annex A hereto and shall thenceforth be a “Shareholder”.

Section 9.02    Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, facsimile, electronic mail or similar means to the address of the relevant Party as shown on Schedule III (or at such other address as such Party may designate by ten (10) Business Days’ advance written notice to the other parties to this Agreement given in accordance with this Section 9.02). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (a) delivery (or when delivery is refused) and (b) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by facsimile or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Any Person that becomes a Shareholder shall provide its address and facsimile number to the Company, which shall promptly provide such information to each other Shareholder.

Section 9.03    Third-Party Beneficiaries. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong).

Section 9.04    Amendment. This Agreement may only be amended or otherwise modified by an instrument in writing executed by all Parties hereto.

Section 9.05    Waiver. No waiver of any provision of this Agreement by a Party, and no consent or approval of a Party, shall be effective unless set forth in a written instrument signed by such Party waiving such provision or granting such consent or approval. No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

Section 9.06    Effectiveness; Termination. This Agreement shall become effective on the date hereof. Unless otherwise provided in this Agreement, this Agreement shall terminate and be of no further force and effect upon the earlier to occur of (i) with respect to any Party that is a Shareholder, the date upon which such Party ceases to hold any Company Securities, and (ii) any date agreed upon in writing by the Parties. If this Agreement is terminated pursuant to this Section 9.06, it shall become void and of no further force and effect solely in respect of such relevant Party, except for the provisions of this Section 9.06, Article I, Section 8.01, Section 9.01, Section 9.02, Section 9.03, Section 9.04, Section 9.05, Section 9.08, Section 9.09, Section 9.10, Section 9.11, and Section 9.12, provided that such termination shall be without prejudice to the rights of any Party in respect of a breach of this Agreement prior to such termination.

Section 9.07    Fees and Expenses. Unless otherwise expressly provided in any other Transaction Document, all fees and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be the responsibility of the Party or Parties incurring such costs or expenses.

Section 9.08    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, without regard to principles of conflict of laws thereof.

Section 9.09    Dispute Resolution.

(a)    Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of this arbitration provision) (the “Dispute”) shall first be attempted to be resolved through consultation between the Parties in good faith for a period of thirty (30) days after written notice has been given in accordance with the provisions of Section 9.02. The Parties agree that all discussions contemplated under this Section 9.09 will be conducted in good faith and that such executives and officers will use their best efforts to resolve the Dispute and preserve the arrangements contemplated under this Agreement.

(b)    If the Dispute remains unresolved upon expiration of the 30-day period, any Party may in its sole discretion elect to submit the Dispute to be finally settled by arbitration with notice to any other Party or Parties. The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. The arbitration tribunal shall consist of three arbitrators. The language of the arbitration shall be English, and the seat of the arbitration shall be Hong Kong. There shall be three (3) arbitrators. The claiming party or parties shall have the right to appoint one (1) arbitrator, the responding party or parties shall have the right to appoint one (1) arbitrator, and the third arbitrator shall be appointed by the HKIAC. The law of this arbitration clause shall be Hong Kong law. Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby. The decision of the arbitrators (by rule of majority) shall be final and binding on the parties. Notwithstanding any other provision contained herein, any Party shall have the right in its sole discretion to seek immediate injunctive relief or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of this Agreement.

Section 9.10    Entire Agreement. This Agreement and other Transaction Documents, together with all schedules and annexes hereto and thereto, constitute the full and entire understanding and agreement among the Parties with respect to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof. Notwithstanding anything to the contrary herein, the Parties hereby acknowledge and agree that the Prior Purchase Agreement shall remain in full force and effect.

Section 9.11    Severability. Each provision of this Agreement shall be considered separable. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall negotiate in good faith a substitute, valid and enforceable provision or agreement which most closely effects the Parties’ intent in entering into this Agreement.

Section 9.12    Equitable Remedies. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that the Parties shall be entitled to an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof. Each Party hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude a Party from pursuing any other rights or remedies that it may have at law or in equity. The rights of each Party under this Agreement are cumulative and in addition to all other rights or remedies that any Party may otherwise have at law or in equity.

Section 9.13    Aggregation of Shares. All Shares held or acquired by any Affiliates of a Shareholder shall be aggregated for the purpose of determining the availability of any rights of that Shareholder under this Agreement, including with respect to the Preemptive Rights, rights of first refusal and co-sale rights of any Shareholder under Article IV and Article V.

Section 9.14    Further Assurances. Each Party shall vote their Shares and otherwise act within its power in a manner consistent with and not impede the transactions contemplated by the Transaction Documents. Each Party shall from time to time and at all times hereafter make, do, execute or cause to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to give full effect to the terms of this Agreement or to vest in any other Party such other Party’s full rights and entitlements hereunder.

Section 9.15    Supremacy. In the event of any conflict or inconsistency between any provision of this Agreement and any provision of the Memorandum and Articles, this Agreement shall prevail as between the Shareholders in all respects to the maximum extent legally permissible, and the Shareholders shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Memorandum and Articles. In furtherance of, and not as a limitation to, the foregoing, in the event of such conflict or inconsistency, the Shareholders shall procure at the request of any of the Shareholders such modification of or amendment to the Memorandum and Articles as shall be necessary to cure such conflict or inconsistency.

Section 9.16    Counterparts. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on all Parties, notwithstanding that all of the Parties have not signed the same counterpart.

Section 9.17    Several and Not Joint. The rights, obligations and liabilities of each of Tencent and Hillhouse hereunder shall be several and not joint with each other.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MINISO GROUP HOLDING LIMITED

By:	/s/ Ye Guofu
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YE GUOFU
/s/ Ye Guofu

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YANG YUNYUN
/s/ Yang Yunyun

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LI MINXIN
/s/ Li Minxin

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MINI INVESTMENT LIMITED

By:	/s/ Ye Guofu
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YGF MC LIMITED

By:	/s/ Ye Guofu
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

YYY MC LIMITED

By:	/s/ Yang Yunyun
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LMX MC LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP GRAND MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

DN MC LIMITED

By:	/s/ Dou Na
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LWG MC LIMITED

By:	/s/ Liu Weiguo
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

ZSY MC LIMITED

By:	/s/ Zhang Saiyin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MYT MC LIMITED

By:	/s/ Ma Yutao
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

HZ MC LIMITED

By:	/s/ Huang Zheng
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

LBF MC LIMITED

By:	/s/ Long Baifan
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP FORTUNE MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP GREAT MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP EVERGREEN MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MCYP FOREVER MANAGEMENT LIMITED

By:	/s/ Li Minxin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

Miniso (Guangzhou) Co., Ltd. (名创优品（广州）有限责任公司)

By:	/s/ Ye Guofu
Name:
Title:

/s/ Seal of Miniso (Guangzhou) Co., Ltd.

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

MINISO INVESTMENT HONG KONG LIMITED (名创优品投资香港有限公司)

By:	/s/ Zhang Saiyin
Name:
Title:

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

TENCENT MOBILITY LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

EASY LAND LIMITED

By:	/s/ Ma Huateng
	Name:	Ma Huateng
	Title:	Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers on the date and year first above written.

HH SPR-XIV HOLDINGS LIMITED

By:	/s/ Colm O’Connell
	Name:	Colm O’Connell
	Title:	Authorized signatory

[Signature Page to Shareholders Agreement]

SCHEDULE I

ORIGINAL SHAREHOLDERS

1.	Mini Investment Limited

2.	YGF MC LIMITED

3.	YYY MC LIMITED

4.	LMX MC LIMITED

5.	MCYP MANAGEMENT LIMITED

6.	MCYP GRAND MANAGEMENT LIMITED

7.	DN MC LIMITED

8.	LWG MC LIMITED

9.	ZSY MC LIMITED

10.	MYT MC LIMITED

11.	HZ MC LIMITED

12.	LBF MC LIMITED

13.	MCYP FORTUNE MANAGEMENT LIMITED

14.	MCYP GREAT MANAGEMENT LIMITED

15.	MCYP EVERGREEN MANAGEMENT LIMITED

16.	MCYP FOREVER MANAGEMENT LIMITED

Schedule I

ANNEX C

REGISTRATION RIGHTS

The Designated Holders shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company Securities (or securities representing interests in the Company Securities) in any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.	Demand Registration.

(a)

If, at any time following the earlier of one hundred and eighty (180) days after the effective date of the registration statement for a Qualified IPO, the Company shall receive a request from the Designated Holders holding at least five percent (5%) Registrable Securities then outstanding (the “Requesting Shareholder”) that the Company effect the registration of the Registrable Securities under the Securities Act of such Requesting Shareholder’s Registrable Securities where the anticipated gross proceeds (before the deduction of any discounts or commissions) would be at least US$200 million, then the Company shall promptly give notice of such requested registration (each such request, a “Demand Registration”) to the other Shareholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)	all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 1; and

(ii)

subject to the restrictions set forth in Sections 1(e) and 2, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders with rights to request registration under this Section 1 (all such Shareholders, together with the Requesting Shareholders, and any Shareholders participating in a Piggyback Registration pursuant to Section 2, the “Registering Shareholders”) have requested the Company to register by request received by the Company within five (5) Business Days after such Shareholders receive the Company’s notice of the Demand Registration;

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to Section 1(d), the Company shall not be obligated to effect more than a total of three (3) Demand Registrations pursuant to this Section 1. In no event shall the Company be required to effect more than one (1) Demand Registration hereunder within any six- (6-) month period.

Annex C-1

(b)

Promptly after the expiration of the five- (5-) Business Day period referred to in Section 1(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholders may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request.

(c)	The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected.

(d)	A Demand Registration shall not be deemed to have occurred:

(i)

unless the registration statement relating thereto (1) has become effective under the Securities Act and (2) has remained effective for a period of at least one hundred and eighty (180) days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder); or

(ii)

if the Maximum Offering Size is reduced in accordance with Section 1(e) so that less than fifty percent (50%) of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e)

If a Demand Registration involves an underwritten public offering and the managing underwriter advises the Company and the Requesting Shareholders that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i)	first, all Registrable Securities requested to be registered by the Requesting Shareholders;

(ii)

second, all Registrable Securities requested to be included in such registration by any other Registering Shareholder (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Shareholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each such Shareholder); and

(iii)	third, any securities proposed to be registered by any other Persons (including the Company), with such priorities among them as the Company shall determine.

Annex C-2

(f)

Upon notice to each Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 1 on one occasion during any period of twelve (12) consecutive months for a reasonable time specified in the notice but not exceeding ninety (90) days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of such Company the preparation of which had then been commenced or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

(g)

After the closing of an initial public offering, the Company shall use its reasonable best efforts to qualify for registration on Form F-3. At any time following one hundred and eighty (180) days after the effective date of the registration statement for a Qualified IPO and when the Company is eligible to use a Form F-3 registration statement, each Designated Holder may request the Company in writing to file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for Registration in a jurisdiction other than the United States) for a public offering of Registrable Securities (including without limitation a Registration Statement for the sale on a continuous or a delayed basis by the holders of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC) for which the Company is entitled to use Form F-3 or a comparable form to register the requested Registrable Securities. Upon receipt of such a request the Company shall (i) promptly give written notice of the proposed registration to all other holders of Registrable Securities and (ii) as soon as practicable, and in any event within one hundred and twenty (120) days of the receipt of such request, cause the Registrable Securities specified in the request to be registered and qualified for sale and distribution in such jurisdictions as such Designated Holder may reasonably request. Each Designated Holder may at any time, and from time to time, require the Company to effect the registration of Registrable Securities under this Section 1(g).

2.	Piggyback Registration.

(a)

If, at any time following one hundred and eighty (180) days after the effective date of the registration statement for a Qualified IPO, the Company proposes to register any Company Securities under the Securities Act (other than a registration relating to Company Securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least twenty (20) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each holder of Registrable Securities, which notice shall set forth such Shareholder’s rights under this Section 2 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2(b). Upon the request of any such Shareholder made within five (5) Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided that (1) if such registration involves an underwritten public offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 4(f) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (2) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company shall pay all Registration Expenses in connection with each Piggyback Registration. For the avoidance of doubt, Piggyback Registrations pursuant to this Section 2 shall not be deemed to be the Demand Registration as described under Section 1(a). There shall be no limit on the number of times that the Shareholders may request registration of Registrable Securities under this Section 2(a).

Annex C-3

(b)

If a Piggyback Registration involves an underwritten public offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 1(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i)	first, so much of the Registrable Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size;

(ii)

second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each); and

(iii)	third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

3.

Market Stand-Off. Each Shareholder that is a party to this Agreement agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 3 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Designated Holders if all other Shareholders enter into similar agreements, and if the Company or any underwriter releases any other Shareholder from its sale restrictions so undertaken, then each Designated Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a Qualified IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 3.

Annex C-4

4.

Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Sections 1 or 2, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection with any such request:

(a)

The Company shall as expeditiously as practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than one hundred and eighty (180) days, or in the case of a shelf registration statement, one (1) year (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder).

(b)

Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use its reasonable best efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

Annex C-5

(c)

After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)

The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)

The Company shall immediately notify each Registering Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, after the Company becomes aware of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f)

The Designated Holders holding a majority of the voting power of the Registrable Securities (voting as a single class) shall have the right to select an underwriter or underwriters in connection with a Demand Registration of a Designated Holder, which selection shall be subject to the approval of the Company, not to be unreasonably withheld. In connection with any public offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are required in order to expedite or facilitate the deposition of such Registrable Securities in any such public offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority.

Annex C-6

(g)

Upon execution of confidentiality agreements in form and substance acceptable to the Company, the Company shall make available for inspection by any holder of Registrable Securities and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 4 and any attorney, accountant or other professional retained by any such holder of Registrable Securities or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to fulfill their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)

The Company shall furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Registering Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor requests.

(i)

The Company may require each Shareholder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

(j)

Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 4(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 4(e).

Annex C-7

5.

Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law relating to action or inaction required of the Company in connection with the offering covered by such registration statement (each a “Violation”) except insofar as such Damages are solely caused by or solely related to any such untrue statement or omission or alleged untrue statement or omission so made based upon, or a Violation that occurs in reliance upon and in conformity with, information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 5.

6.

Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 6. As a condition to including Registrable Securities in any registration statement filed in accordance with this Annex C, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this Section 6 for any Damages (taken together with any liability under Section 8) in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder pursuant to such registration statement.

Annex C-8

7.

Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Annex C, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Annex C-9

8.

Contribution. If the indemnification provided for in this Annex C is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount (taken together with any liability under Section 6) in excess of the amount by which the total price at which the Registrable Securities of such Shareholder were offered to the public (less underwriters’ discounts and commissions) pursuant to such registration statement exceeds the amount of any Damages that such Shareholder has otherwise been required to pay hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder’s obligation to contribute pursuant to this Section 8 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

Annex C-10

9.

Participation in Underwritten Public Offering. No Shareholder may participate in any underwritten public offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) reasonably cooperates on completing and executing all questionnaires, powers of attorney, indemnities, underwriting agreements and other usual and customary documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

10.

Cooperation by the Company; Reports under the Exchange Act. With a view to making available to the Shareholders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell any Registrable Securities to the public without registration or pursuant to a registration on Form F-3, the Company shall cooperate with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request. Specifically, the Company agrees to (a) make and keep publicly available information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; (b) file with or submit to the SEC in a timely manner all reports and other documents required of the Company under all applicable securities laws; (c) cooperate with each such Shareholder regarding the removal of any restrictive legends associated with such transfer pursuant to Rule 144, including by delivering to the transfer agent customary documents and instructions reasonably requested by the transfer agent and such Shareholders and causing its counsel to deliver customary opinions to the transfer agent in connection with such transfers (subject to delivery by such Shareholders of customary representation letters); and (d) at any time following one hundred and eighty (180) days after the effective date of the registration statement for the first public offering by the Company, promptly furnish to any holders holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all applicable securities laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as may be filed by the Company with the SEC, and (c) such other information, or take any action, as may be reasonably requested in availing any holders of Registrable Securities of any rule or regulation of the SEC, that permits the selling of any such securities without registration or pursuant to Form F-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s securities are listed).

11.

Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation other than the Securities Act.

Annex C-11

12.

Investor Shareholders’ Right in Underwritten Public Offering. If any shares or securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any Shareholder of the Company, each Investor Shareholder shall have the right to include a pro rata number of Shares in the offering on terms and conditions no less favorable to such Investor Shareholder than to any other selling shareholder(s) to the extent as permitted by Applicable Laws.

13.

Termination of Registration Rights. The provisions set forth in this Annex C shall terminate as to a Designated Holder upon the earliest of: (i) the date of the completion of a Liquidation Event, (ii) when all Registrable Securities held by that Designated Holder may be sold without restriction under Rule 144(k) within a ninety- (90-) day period, (iii) the date that is the fifth (5th) anniversary following the consummation of an initial public offering of the Company, and (iv) another date as may be mutually agreed in writing by the Company and that Designated Holder.

Annex C-12

DEED OF ADHERENCE

This Deed of Adherence (this “Deed”) is made as of the date written below by and between the undersigned (the “Joining Party”) and MINISO Group Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), in accordance with the Shareholders Agreement dated February 26, 2020 (as amended, the “Shareholders Agreement”) by and between the Company, Ye Guofu, Yang Yunyun, Li Minxin and certain other parties thereto. The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company. Capitalized terms used but not defined in this Deed shall have the meaning ascribed to such terms in the Shareholders Agreement.

The Joining Party hereby acknowledges, agrees and undertakes that, by its execution of this Deed, the Joining Party shall be deemed to be a party to the Shareholders Agreement and to perform the obligations imposed by the Shareholders Agreement as if it had executed the Shareholders Agreement. Subject to the terms of this Deed, the Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement. For the avoidance of doubt and notwithstanding anything to the contrary in the Shareholders Agreement or the Memorandum and Articles of the Company, the Joining Party will be entitled to all the rights and benefits attached to the Ordinary Shares purchased from [Name of selling shareholder] in each case as if the Joining Party had been an original party to the Shareholders Agreement, and will not be bound by and subject to any obligations, covenants and restrictions in the Shareholders Agreement or the Memorandum and Articles of Association of the Company by which the [Name of selling shareholder] or [Name of the controlling person of the selling shareholder] is bound by reason of being a Founder or an Affiliate thereof, including Section 3.03 (Restrictions on Founder Transfer), Article IV (Right of First Refusal; Co-Sale Rights), Section 6.05 (Obligations of the Founder Parties), and Section 8.02 (Founders and Original Shareholders Non-Compete) of the Shareholders Agreement. This Deed is made for the benefit of (a) the original parties to the Shareholders Agreement and (b) any other Person or Persons who after the date of the Shareholders Agreement (whether or not prior to or after the date of this Deed) adheres to the Shareholders Agreement. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement and this Deed against the Joining Party.

The address for notice of the Joining Party shall be as follows:

[Joining Party contact information]

This Deed of Adherence shall be governed by and construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF, the undersigned has executed this Deed of Adherence on the date written below.

Date: [Joining Party signing date]

Signed, Sealed and Delivered	)
as a deed by	)
[Name of Joining Party]	)	[Signature and title of signatory]
acting by [Title of signatory]	)

[Signature of witness]

Signature Page to Deed of Adherence

IN WITNESS WHEREOF, the undersigned has executed this Deed of Adherence on the date written below.

Date: [Company signing date]

Signed, Sealed and Delivered	)
as a deed by	)	/s/ Guofu Ye
MINISO Group Holding Limited	)	Director
acting by a director	)

Signature Page to Deed of Adherence

Schedule of Differences

One or more persons signed a letter of consent using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Joining Party	Joining Party Signing Date	Company Signing Date	Name of Selling Shareholder	Name of the Controlling Person of the Selling Shareholder	Joining Party Contact Information	Title of Signatory	Signature and Title of Signatory	Signature of Witness
1.	Xinyun Investment Limited	—	March 17, 2020	YGF MC Limited	Guofu Ye	Xinyun Investment Limited Address: [***] Attention: [***] Email: [***] Facsimile: [***]	a director	/s/ Huagang Yuan Director: Huagang Yuan	N/A

2.	Keywise ZUIG MC Fund, L.P.	—	March 20, 2020	YGF MC Limited	Guofu Ye	Keywise ZUIG MC Fund, L.P. Address: [***] Attention: [***] Email: [***] Facsimile: [***]	a director	/s/ Fang Zheng Director: Fang Zheng	N/A

3.	Mega Prime Development Limited	March 18, 2020	March 18, 2020	YGF MC Limited	Guofu Ye	Address: [***] Fax: N/A E-mail address: [***] Contact number: [***] Attention: [***]	a director and its secretary/two directors	/s/ Jianping Wang Director /s/ Cong Yin Director/Secretary	N/A

4.	Triple Wise Asset Holdings Limited	March 19, 2020	March 19, 2020	YGF MC Limited	Guofu Ye	Address: [***] Attention: [***] Email: [***] Facsimile: [***]	two directors	/s/ Yichuan Zhang Director /s/ Jianwen Zhang Director	N/A

5.	Wealth Full Capital Limited	March 20, 2020	March 20, 2020	YGF MC Limited	Guofu Ye	Address: [***] Attention: [***] Email: [***] Facsimile: [***]	a director and its secretary/two directors	/s/ Yang Yun Bo Director /s/ Wong Kun To Director/Secretary	N/A

6.	Glistening Sunshine Limited	March 16, 2020	March 16, 2020	LMX MC Limited	Minxin Li	Address: [***] Attention: [***] Email: [***] Facsimile: [***]	a director	/s/ Yi Yang Director: Yi Yang	In the presence of: /s/ Jing Huang Signature of Witness Name: Jing Huang Address: Room 1408-1409A, 14th Floor, Building 1, Hua Mao Center, No. 81 Jianguo Road, Chaoyang District, Beijing, China

7.	Go Forward Limited	March 16, 2020	March 16, 2020	YGF MC Limited	Guofu Ye	Address: [***] Attention: [***] Email: [***] Facsimile: [***]	a director	/s/ Yi Yang Director: Yi Yang	In the presence of: /s/ Jing Huang Signature of Witness Name: Jing Huang Address: Room 1408-1409A, 14th Floor, Building 1, Hua Mao Center, No. 81 Jianguo Road, Chaoyang District, Beijing, China